EXPRESS SCRIPTS(R)
Charting the Future of Pharmacy

Contact:
George Paz, President and Chief Financial Officer
David Myers, Vice President Investor Relations
(314) 702-7173
investor.relations@express-scripts.com

         Express Scripts and CuraScript Announce Acquisition Agreement
             Specialty pharmacy will enhance PBM service offering

     ST. LOUIS, December 22, 2003-Express Scripts, Inc. (Nasdaq: ESRX) announced today it has signed a definitive agreement to acquire the capital stock of CuraScript Pharmacy, Inc. and CuraScript PBM Services, Inc., together comprising the business of CuraScript for $335 million. CuraScript, headquartered in Orlando, Florida, is one of the nation's largest specialty pharmacy services companies. This transaction is expected to close during the first quarter of 2004, subject to customary closing conditions and the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act, and is expected to be slightly accretive to Express Scripts' 2004 diluted earnings per share.

     CuraScript will enhance Express Scripts' ability to provide comprehensive clinical services in many disease states and improve the quality and affordability of specialty drug therapy for clients and patients. The specialty pharmaceutical market is expected to grow 20 to 30 percent or more annually over the next 3 to 5 years as there are over 350 products targeting more than 200 diseases in the biotech pipeline today.

     The acquisition delivers a number of strategic benefits to both companies including greater scale and complementary service capabilities. Serving over 175 managed care organizations, 30 Medicaid programs and the Medicare program, CuraScript operates six specialty pharmacies throughout the United States. CuraScript has a broad product offering, with particularly strong capabilities in oncology, HIV, multiple sclerosis and other uncommon chronic therapies. It has a solid reputation for quality and expertise in the specialty market, which will enhance Express Scripts' competitive positioning.

     "CuraScript shares our client-centric focus for managing specialty drugs, mutually reinforcing the alignment of both companies' business models with the interests of clients and patients," said Barrett Toan, chairman and chief executive officer of Express Scripts. "Domenic Meffe and his team have done an outstanding job building strong capabilities in many disease states, offering comprehensive clinical services and developing significant managed care relationships. We at Express Scripts share CuraScript's commitment to providing the best possible patient care, and together with CuraScript, we will be able to drive better savings for our clients. We are pleased that CuraScript's management team will lead our specialty pharmacy group going forward."



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                                         Express Scripts and CuraScript
                                         Announce Acquisition Agreement Add 1

     "We look forward to joining Express Scripts, complementing its current offering, and making available to Express Scripts' clients a cost-effective, single-source solution for specialty drugs," added Domenic Meffe, chief executive officer of CuraScript. "Express Scripts shares our commitment to service, and we are excited about providing specialty pharmacy services to their clients, who will realize considerable benefits from our combined expertise and capabilities."

     When viewed together, Express Scripts' Specialty Pharmacy Benefit Services ("SPBM"), Specialty Distribution Services ("SDS") and CuraScript will clearly position Express Scripts among the leading companies in the specialty pharmacy services market. This will complement Express Scripts other PBM value-added services including the Company's industry-leading generic utilization rate and standing as the nation's second largest mail services pharmacy.

     Based on the most recent month's results, CuraScript's current annual run rate of revenue and operating income was approximately $425 million and $21 million, respectively. Revenue and operating income have historically grown more than 30 percent per year, and are expected to grow in excess of 35 percent in 2004 due to new clients under contract, which will be implemented in 2004. After deducting merger-related costs, debt service charges, depreciation and amortization expenses and taxes, the acquisition is expected to be slightly accretive to earnings in 2004. The Company expects to finance the acquisition with cash on hand and bank debt.

     Express Scripts will hold an investor conference call on December 22, 2003 at 9:30 a.m. CST (10:30 a.m. EST) to discuss this transaction. The call will be broadcast live as well as replayed through the Internet. The webcast can be accessed through the Investor Relations section of Express Scripts' website at http://express-scripts.com.

     Express Scripts, Inc. is one of the largest PBM companies in North America providing PBM services to over 50 million members through facilities in eight states and Canada. Express Scripts serves thousands of client groups, including managed care organizations, insurance carriers, third-party administrators, employers and union-sponsored benefit plans.

     Express Scripts provides integrated PBM services, including network pharmacy claims processing, mail pharmacy services, benefit design consultation, drug utilization review, formulary management, disease management, medical and drug data analysis services, and medical information management services. The Company also provides distribution services for specialty pharmaceuticals through its Specialty Distribution subsidiary. Express Scripts is headquartered in St. Louis, Missouri. More information can be found at http://www.express-scripts.com, which includes expanded investor information and resources.

     CuraScript Pharmacy, Inc. is the nation's largest privately held specialty pharmacy services company. The company is focused on servicing the unique needs of managed care organizations and their participating providers and patients. CuraScript provides both progressive specialty pharmacy services and PBM services.

     As an industry leader of specialty pharmacy services, CuraScript provides specialty injectable medications to individuals with chronic illnesses requiring complex, high-cost treatment. CuraScript is recognized for its exceptional comprehensive range of services tailored to the individual needs of


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                                         Express Scripts and CuraScript
                                         Announce Acquisition Agreement Add 2

patients, physicians, payors, clinicians, and pharmaceutical manufacturers. By combining administrative, clinical, technological and managed care expertise, CuraScript is able to provide clients with a single-source solution, cost-effective results and optimal patient care.

SAFE HARBOR STATEMENT

     This press release contains forward-looking statements, including, but not limited to, statements related to the Company's plans, objectives, expectations (financial and otherwise) or intentions. Actual results may differ significantly from those projected or suggested in any forward-looking statements. Factors that may impact these forward-looking statements include but are not limited to:

o risks associated with our pending acquisition of CuraScript, including integration risks and costs, risks of client retention, and risks associated with the operations of the acquired business.

o risks associated with our ability to maintain our historic growth rates, or to control operating or capital costs

o continued pressure on margins resulting from client demands for lower prices, enhanced service offerings and/or higher service levels, and the possible termination of, or unfavorable modification to, contracts with key clients or providers

o competition and continuing consolidation in the PBM industry, and our ability to consummate contract negotiations with prospective clients, as well as competition from new competitors offering services that may in whole or in part replace services that we now provide to our customers

o risks associated with adverse economic conditions, which may result in lower membership growth in existing clients or in lower rates of utilization of prescription drugs

o adverse results in regulatory matters, the adoption of new legislation or regulations, more aggressive enforcement of existing legislation or regulations, or a change in the interpretation of existing legislation or regulations (including, without limitation, the Compliance Guidance for Pharmaceutical Manufacturers issued by the Office of Inspector General of Health and Human Services relating to the Federal Medicare/Medicaid Anti-Kickback Statute).

o risks associated with the operations of acquired businesses, including integration risks and costs, risks of client retention and repricing of client contracts

o increased compliance risks relating to our contracts with the Department of Defense TRICARE Plan and various state governments

o risks arising from investigations of certain PBM practices and pharmaceutical pricing, marketing and distribution practices currently being conducted by the U.S. Attorney offices in Philadelphia and Boston, the Attorney General of the State of New York, and other regulatory agencies

o the possible loss, or adverse modification of the terms, of relationships with pharmaceutical manufacturers, or changes in pricing, discount or other practices of pharmaceutical manufacturers

o adverse results in litigation, including a number of purported class action cases challenging aspects of our business practices

o risks associated with the use and protection of the intellectual property we use in our business

o risks associated with our leverage and debt service obligations, including the effect of certain covenants in our borrowing agreements

o risks associated with our ability to continue to develop new products, services and delivery channels


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                                         Express Scripts and CuraScript
                                         Announce Acquisition Agreement Add 3

o general developments in the health care industry, including the impact of increases in health care costs, changes in drug utilization and cost patterns, introductions of new drugs and conversion of prescription drugs to non-prescription (or over-the-counter) status

o uncertainties regarding the implementation and the ultimate terms of proposed government initiatives, including a Medicare prescription drug benefit

o increase in credit risk relative to our clients due to adverse economic trends

o risks associated with our inability to attract and retain qualified personnel

o    other risks described from time to time in our filings with the SEC

We do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.